Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452
Customers Bancorp Reports Results for First Quarter 2023
First Quarter 2023 Highlights
•Q1 2023 net income available to common shareholders was $50.3 million, or $1.55 per diluted share; ROAA was 1.03% and ROCE was 16.00%.
•Q1 2023 core earnings* were $51.1 million, or $1.58 per diluted share; Core ROAA* was 1.05% and Core ROCE* was 16.28%.
•Q1 2023 core earnings excluding Paycheck Protection Program* ("PPP") were $41.5 million, or $1.28 per diluted share.
•Q1 2023 adjusted pre-tax pre-provision net income* was $89.3 million; adjusted pre-tax pre-provision ROAA* was 1.72%; and adjusted pre-tax pre-provision ROCE* was 27.33%.
•PPP loans decreased $751.9 million over Q4 2022, with less than $250 million outstanding at March 31, 2023.
•Q1 2023 core loans* were flat over Q4 2022, with loan yields (excluding PPP)* up 60 basis points in Q1 2023.
•Q1 2023 non-interest bearing deposits grew by $1.6 billion, or 85%, over Q4 2022, leading to a March 31, 2023 spot cost of deposits decline of 14 basis points.
•Total insured deposits were 81%1 of total deposits at March 31, 2023, with immediately available liquidity covering uninsured deposits by 272%.
•Q1 2023 net interest margin, tax equivalent was 2.96%. Q1 2023 net interest margin, tax equivalent, excluding the impact of PPP loans* was 2.80%. High levels of cash negatively impacted net interest margin by about 6 basis points2 in Q1 2023.
•Q1 2023 provision for credit losses on loans and leases of $18.0 million was largely driven by the recognition of weaker macroeconomic forecasts.
•Non-performing assets were $32.3 million, or 0.15% of total assets, at March 31, 2023, relatively unchanged from December 31, 2022. Allowance for credit losses on loans and leases equaled 406% of non-performing loans at March 31, 2023, compared to 426% at December 31, 2022.
•Q1 2023 book value per share and tangible book value per share* grew by $2.00 and $1.99, or 5.1%, respectively, with decreased AOCI losses of $6.8 million over the same time period.
•Repurchased 1,379,883 common shares for $39.8 million in Q1 2023, approximately at 70% of tangible book value per share* at March 31, 2023, leaving 497,509 common shares available for repurchase under the existing authorization.
•All capital ratios remained stable in Q1 2023. Goal to bring CET 1 ratio to 11.0% - 11.5% by year-end 2023.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Uninsured deposits of $3.9 billion less state and municipal deposits of $393.9 million collateralized by our line of credit from FHLB and from our affiliates of $54.9 million.
[2] Assuming cash balance of $0.5 billion.

CEO Commentary
West Reading, PA, April 27, 2023 - “The first quarter brought unexpected turmoil in the banking industry and I would like to commend our leadership team and all our team members for their remarkable performance navigating these challenges,” said Customers Bancorp Chairman and CEO, Jay Sidhu. “Our first quarter performance is a testament to the strength of our risk management practices and our steadfast focus on strong core banking fundamentals which we refer to as critical success factors. Our Q1 2023 GAAP earnings were $50.3 million, or $1.55 per diluted share. Core earnings* were $51.1 million, or $1.58 per diluted share, and core earnings excluding PPP* were $41.5 million, or $1.28 per diluted share, well above consensus estimates. Importantly, our non-interest bearing deposits grew by $1.6 billion, an impressive 85% increase from year-end balances. This growth came from opening new operating accounts during the quarter, facilitated by our technology and service offerings, coupled with our decision not to pay up for volatile deposits. We also acquired several new relationships from failed banks. At March 31, 2023, our deposit base was well diversified, with approximately 81% of total deposits insured. We maintain a strong liquidity position, with $9.4 billion of liquidity immediately available, which covers approximately 272% of uninsured deposits and our loan to deposit ratio stayed at about 80%," stated Jay Sidhu.
"In 2022, we took proactive measures to moderate loan growth, focusing on floating rate, low-to-no credit risk verticals, to grow and diversify our low-to-no-cost deposit franchise, to prudently manage the duration and return in our securities portfolio, and to maintain strong liquidity. We continued to purposely moderate loan growth in the first quarter 2023 to further improve our capital ratios. At March 31, 2023, we had slightly over $2.0 billion of cash on hand, which negatively impacted net interest margin by roughly 6 basis points, but we believe was prudent given persisting levels of uncertainty. Asset quality remains exceptional and credit reserves are extremely robust at 406% of total non-performing loans at the end of Q1 2023. The prudent risk management strategic actions that we have taken over the past several quarters have us well positioned from a capital, credit, liquidity, interest rate risk, and earnings perspective as we continue through a highly uncertain 2023. With the looming recession, we believe it is prudent to moderate growth, or even shrink the balance sheet somewhat, and focus on further strengthening the balance sheet and improving capital ratios. We are committed to improving our CET 1 ratio to 11.0% - 11.5% by year-end 2023 by retained earnings and balance sheet optimization. We are confident in our ability to manage our credit, interest rate, and liquidity risks, and superbly service our clients in all operating environments. We remain very optimistic about our future,” Jay Sidhu continued.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	March 31, 2023	December 31, 2022
Profitability Metrics:
Net income available for common shareholders	$50,265	$25,623	$24,642	96.2%
Diluted earnings per share	$1.55	$0.77	$0.78	101.3%
Core earnings*	$51,143	$39,368	$11,775	29.9%
Core earnings per share*	$1.58	$1.19	$0.39	32.8%
Core earnings, excluding PPP*	$41,537	$45,324	$(3,787)	(8.4)%
Core earnings per share, excluding PPP*	$1.28	$1.37	$(0.09)	(6.6)%
Return on average assets ("ROAA")	1.03%	0.55%	0.48
Core ROAA*	1.05%	0.81%	0.24
Core ROAA, excluding PPP*	0.87%	0.93%	(0.06)
Return on average common equity ("ROCE")	16.00%	8.05%	7.95
Core ROCE*	16.28%	12.36%	3.92
Adjusted pre-tax pre-provision net income*	$89,282	$81,377	$7,905	9.7%
Adjusted pre-tax pre-provision net income ROAA, excluding PPP*	1.53%	1.67%	(0.14)
Net interest margin, tax equivalent	2.96%	2.67%	0.29
Net interest margin, tax equivalent, excluding PPP*	2.80%	2.87%	(0.07)
Loan yield	6.70%	5.64%	1.06
Loan yield, excluding PPP*	6.46%	5.86%	0.60
Cost of deposits	3.32%	2.73%	0.59
Efficiency ratio	47.71%	49.20%	(1.49)
Core efficiency ratio*	47.09%	49.12%	(2.03)
Balance Sheet Trends:
Total assets	$21,751,614	$20,896,112	$855,502	4.1%
Total loans and leases	$15,063,034	$15,794,671	$(731,637)	(4.6)%
Total loans and leases, excluding PPP*	$14,816,776	$14,796,518	$20,258	0.1%
Non-interest bearing demand deposits	$3,487,517	$1,885,045	$1,602,472	85.0%
Total deposits	$17,723,617	$18,156,953	$(433,336)	(2.4)%
Capital Metrics:
Common Equity	$1,283,226	$1,265,167	$18,059	1.4%
Tangible Common Equity*	$1,279,597	$1,261,538	$18,059	1.4%
Common Equity to Total Assets	5.9%	6.1%	(0.2)
Tangible Common Equity to Tangible Assets*	5.9%	6.0%	(0.1)
Tangible Common Equity to Tangible Assets, excluding PPP*	6.0%	6.3%	(0.3)
Book Value per common share	$41.08	$39.08	$2.00	5.1%
Tangible Book Value per common share*	$40.96	$38.97	$1.99	5.1%
Common equity Tier 1 capital ratio (1)	9.6%	9.6%	—
Total risk based capital ratio (1)	12.3%	12.2%	0.1

(1) Regulatory capital ratios as of March 31, 2023 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	March 31, 2023	March 31, 2022
Profitability Metrics:
Net income available for common shareholders	$50,265	$74,896	$(24,631)	(32.9)%
Diluted earnings per share	$1.55	$2.18	$(0.63)	(28.9)%
Core earnings*	$51,143	$75,410	$(24,267)	(32.2)%
Core earnings per share*	$1.58	$2.20	$(0.62)	(28.2)%
Core earnings, excluding PPP*	$41,537	$50,697	$(9,160)	(18.1)%
Core earnings per share, excluding PPP*	$1.28	$1.48	$(0.20)	(13.5)%
Return on average assets ("ROAA")	1.03%	1.63%	(0.60)
Core ROAA*	1.05%	1.64%	(0.59)
Core ROAA, excluding PPP*	0.87%	1.11%	(0.24)
Return on average common equity ("ROCE")	16.00%	24.26%	(8.26)
Core ROCE*	16.28%	24.43%	(8.15)
Adjusted pre-tax pre-provision net income*	$89,282	$112,649	$(23,367)	(20.7)%
Adjusted pre-tax pre-provision net income ROAA, excluding PPP*	1.53%	1.86%	(0.33)
Net interest margin, tax equivalent	2.96%	3.60%	(0.64)
Net interest margin, tax equivalent, excluding PPP*	2.80%	3.32%	(0.52)
Loan yield	6.70%	4.67%	2.03
Loan yield, excluding PPP*	6.46%	4.43%	2.03
Cost of deposits	3.32%	0.33%	2.99
Efficiency ratio	47.71%	39.42%	8.29
Core efficiency ratio*	47.09%	39.47%	7.62
Balance Sheet Trends:
Total assets	$21,751,614	$19,163,708	$2,587,906	13.5%
Total loans and leases	$15,063,034	$14,073,518	$989,516	7.0%
Total loans and leases, excluding PPP*	$14,816,776	$11,877,616	$2,939,160	24.7%
Non-interest bearing demand deposits	$3,487,517	$4,594,428	$(1,106,911)	(24.1)%
Total deposits	$17,723,617	$16,415,560	$1,308,057	8.0%
Capital Metrics:
Common Equity	$1,283,226	$1,239,612	$43,614	3.5%
Tangible Common Equity*	$1,279,597	$1,235,934	$43,663	3.5%
Common Equity to Total Assets	5.9%	6.5%	(0.6)
Tangible Common Equity to Tangible Assets*	5.9%	6.5%	(0.6)
Tangible Common Equity to Tangible Assets, excluding PPP*	6.0%	7.3%	(1.3)
Book Value per common share	$41.08	$37.61	$3.47	9.2%
Tangible Book Value per common share*	$40.96	$37.50	$3.46	9.2%
Common equity Tier 1 capital ratio (1)	9.6%	9.9%	(0.3)
Total risk based capital ratio (1)	12.3%	12.9%	(0.6)

(1) Regulatory capital ratios as of March 31, 2023 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Paycheck Protection Program (PPP)
We funded, either directly or indirectly, about 358,000 loans totaling $10.3 billion. Through the program, we earned close to $350 million of deferred origination fees from the SBA, which was significantly accretive to our earnings and capital levels as these loans were forgiven or guaranteed by the government. In Q1 2023, we recognized $22 million of these fees in earnings, leaving only $3 million to be recognized in future periods. "In Q1 2023, $752 million of PPP loans were repaid, leaving less than $250 million on our balance sheet at March 31, 2023. As we near completion of this program, we are extremely proud of our success in the PPP program and the role we played in supporting small businesses across the country. This program has been a tremendous benefit to our franchise, going forward we will no longer report certain financial metrics excluding PPP," commented Customers Bancorp CFO, Carla Leibold.

Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	March 31, 2023	% of Total	December 31, 2022	% of Total	March 31, 2022	% of Total
Loans and Leases Held for Investment
Commercial:
Commercial & industrial:
Specialty lending	$5,519,176	37.7%	$5,412,887	35.0%	$2,973,544	21.1%
Other commercial & industrial	1,168,161	8.0	1,135,336	7.3	947,895	6.8
Multifamily	2,195,211	15.0	2,213,019	14.3	1,705,027	12.1
Loans to mortgage companies	1,374,894	9.4	1,447,919	9.4	1,830,121	13.0
Commercial real estate owner occupied	895,314	6.1	885,339	5.7	701,893	5.0
Loans receivable, PPP	246,258	1.7	998,153	6.5	2,195,902	15.6
Commercial real estate non-owner occupied	1,245,248	8.5	1,290,730	8.4	1,140,311	8.1
Construction	188,123	1.3	162,009	1.0	161,024	1.1
Total commercial loans and leases	12,832,385	87.7	13,545,392	87.6	11,655,717	82.8
Consumer:
Residential	494,815	3.4	497,952	3.2	466,423	3.3
Manufactured housing	43,272	0.3	45,076	0.3	50,669	0.4
Installment:
Personal	849,420	5.8	964,641	6.2	1,584,011	11.3
Other	419,085	2.8	413,298	2.7	313,695	2.2
Total installment loans	1,268,505	8.6	1,377,939	8.9	1,897,706	13.5
Total consumer loans	1,806,592	12.3	1,920,967	12.4	2,414,798	17.2
Total loans and leases held for investment	$14,638,977	100.0%	$15,466,359	100.0%	$14,070,515	100.0%

Loans Held for Sale
Commercial:
Multifamily	$4,051	1.0%	$4,079	1.2%	$—	—%
Commercial real estate non-owner occupied	16,000	3.7	—	—	—	—
Total commercial loans and leases	20,051	4.7	4,079	1.2	—	—
Consumer:
Residential	821	0.2	829	0.2	3,003	100.0
Installment:
Personal	307,336	72.5	133,801	40.8	—	—
Other	95,849	22.6	189,603	57.8	—	—
Total installment loans	403,185	95.1	323,404	98.6	—	—
Total consumer loans	404,006	95.3	324,233	98.8	3,003	100.0
Total loans held for sale	$424,057	100.0%	$328,312	100.0%	$3,003	100.0%

Total loans and leases portfolio	$15,063,034		$15,794,671		$14,073,518
Loans and Leases Held for Investment
Loans and leases held for investment were $14.6 billion at March 31, 2023, down $827.4 million, or 5.3%, from December 31, 2022. Excluding PPP loans, core loans and leases held for investment* decreased $75.5 million to $14.4 billion at March 31, 2023.
Consumer installment loans held for investment decreased $109.4 million, or 7.9% quarter-over-quarter, to $1.3 billion and commercial real estate non-owner occupied loans decreased $45.5 million, or 3.5% quarter-over-quarter, to $1.2 billion as we continue to reduce risk by remixing our held-for-investment loan and lease portfolio. Loans to mortgage companies decreased $73.0 million, or 5.0% quarter-over-quarter. These decreases were offset in part by increases in commercial and industrial ("C&I") loans and leases of $139.1 million, or 2.1% quarter-over-quarter, to $6.7 billion, led by our variable rate low-to-no credit risk specialty lending verticals.

Loans Held for Sale
Loans held for sale increased $95.7 million quarter-over-quarter, and $421.1 million year-over-year, to $424.1 million at March 31, 2023 primarily due to increased consumer installment loans as we continue to build out our Banking-as-a-Service/Marketplace Lending (BaaS/MPL) strategy in 2023.
Allowance for Credit Losses on Loans and Leases

The following table presents the allowance for credit losses on loans and leases as of the dates and for the periods presented:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2023	December 31, 2022		March 31, 2023	March 31, 2022
Allowance for credit losses on loans and leases	$130,281	$130,924	$(643)	$130,281	$145,847	$(15,566)
Provision for credit losses on loans and leases	$18,008	$27,891	$(9,883)	$18,008	$15,269	$2,739
Net charge-offs from loans held for investment	$18,651	$27,164	$(8,513)	$18,651	$7,226	$11,425
Annualized net charge-offs to average loans and leases	0.49%	0.70%		0.49%	0.21%
Coverage of credit loss reserves for loans and leases held for investment	0.97%	0.93%		0.97%	1.18%
Coverage of credit loss reserves for loans and leases held for investment, excluding PPP*	0.99%	1.00%		0.99%	1.44%

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

The decrease in net charge-offs in Q1 2023 compared to Q4 2022 was primarily due to one-time charge-offs of $11.0 million for certain loans originated under the PPP program that were subsequently determined to be ineligible for SBA forgiveness and guarantee and ultimately deemed uncollectible in Q4 2022.
The increase in net charge-offs in Q1 2023 compared to Q1 2022 was primarily due to an increase in consumer installment net charge-offs in Q1 2023 compared to Q1 2022.
Provision for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2023	December 31, 2022		March 31, 2023	March 31, 2022
Provision for credit losses on loans and leases	$18,008	$27,891	$(9,883)	$18,008	$15,269	$2,739
Provision for credit losses on available for sale debt securities	1,595	325	1,270	1,595	728	867
Provision for credit losses	19,603	28,216	(8,613)	19,603	15,997	3,606
Provision (benefit) for credit losses on unfunded commitments	280	153	127	280	(109)	389
Total provision for credit losses	$19,883	$28,369	$(8,486)	$19,883	$15,888	$3,995

The provision for credit losses on loans and leases in Q1 2023 was $18.0 million, compared to $27.9 million in Q4 2022. The provision in Q1 2023 was primarily due to our recognition of weaker macroeconomic forecasts, as compared to provision in Q4 2022, which was primarily due to one-time charge-offs of $11.0 million for certain loans originated under the PPP program that were subsequently determined to be ineligible for SBA forgiveness and guarantee and ultimately deemed uncollectible, as well as loan growth and our recognition of weaker macroeconomic forecasts. The provision for credit losses on available for sale investment securities in Q1 2023 was $1.6 million compared to provision of $0.3 million in Q4 2022.

The provision for credit losses on loans and leases in Q1 2023 was $18.0 million, compared to $15.3 million in Q1 2022. The provision in Q1 2023 was primarily due to our recognition of weaker macroeconomic forecasts, as compared to provision in Q1 2022, which was primarily due to loan growth. The provision for credit losses on available for sale investment securities in Q1 2023 was $1.6 million compared to $0.7 million in Q1 2022.
Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	March 31, 2023	December 31, 2022	Increase (Decrease)	March 31, 2023	March 31, 2022	Increase (Decrease)
Non-performing assets ("NPAs"):
Nonaccrual / non-performing loans ("NPLs")	$32,124	$30,737	$1,387	$32,124	$43,778	$(11,654)
Non-performing assets	$32,260	$30,783	$1,477	$32,260	$43,864	$(11,604)
NPLs to total loans and leases	0.21%	0.19%		0.21%	0.31%
Reserves to NPLs	405.56%	425.95%		405.56%	333.15%
NPAs to total assets	0.15%	0.15%		0.15%	0.23%

Loans and leases (1) risk ratings:
Commercial loans and leases (2)
Pass	$10,928,620	$10,793,980	$134,640	$10,928,620	$7,274,294	$3,654,326
Special Mention	136,986	138,829	(1,843)	136,986	128,622	8,364
Substandard	273,154	291,118	(17,964)	273,154	301,141	(27,987)
Total commercial loans and leases	11,338,760	11,223,927	114,833	11,338,760	7,704,057	3,634,703
Consumer loans
Performing	1,787,123	1,899,376	(112,253)	1,787,123	2,399,860	(612,737)
Non-performing	19,469	21,591	(2,122)	19,469	14,938	4,531
Total consumer loans	1,806,592	1,920,967	(114,375)	1,806,592	2,414,798	(608,206)
Loans and leases receivable (1)	$13,145,352	$13,144,894	$458	$13,145,352	$10,118,855	$3,026,497

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale and loans receivable, mortgage warehouse, at fair value.
(2)    Excludes loan receivable, PPP, as eligible PPP loans are fully guaranteed by the Small Business Administration.
Over the last decade, we have developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s C&I, loans to mortgage companies, corporate and specialty lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite an adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, we employ a bottom-up data driven approach to analyze the commercial portfolio.
Total consumer installment loans held for investment at March 31, 2023 were less than 6% of total assets, less than 9% of total loans and leases held for investment, and were supported by an allowance for credit losses of $62.1 million. At March 31, 2023, our consumer installment portfolio had the following characteristics: average original FICO score of 737, average debt-to-income of 20% and average borrower income of $106 thousand.
Non-performing loans at March 31, 2023 were essentially flat at 0.21% of total loans and leases, compared to 0.19% at December 31, 2022, and decreased from 0.31% at March 31, 2022.
Investment Securities
Our investment securities portfolio, including debt securities available for sale ("AFS") and held to maturity ("HTM") provides periodic cash flows through regular maturities and amortization, can be used as collateral to secure additional funding, and is an important component of our liquidity position.

The following table presents the composition of our investment securities portfolio as of the dates indicated:

(Dollars in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Debt securities, available for sale	$2,900,259	$2,961,015	$4,144,029
Equity securities	26,710	26,485	25,824
Investment securities, at fair value	2,926,969	2,987,500	4,169,853
Debt securities, held to maturity	870,294	840,259	—
Total investment securities portfolio	$3,797,263	$3,827,759	$4,169,853
Critically important to performance during the recent banking crisis are the characteristics of a bank’s securities portfolio. While there may be virtually no credit risk in some of these portfolios, holding longer term and lower yielding securities is creating challenges for many banks. Our securities portfolio is highly liquid, short in duration, and high in yield. Our AFS debt securities portfolio has a spot yield of 4.91%, an effective duration of approximately 1.5 years, and approximately 47% are variable rate. Additionally, 62% of our AFS securities portfolio was AAA rated at March 31, 2023.
Our HTM debt securities portfolio represents only 4.0% of our total assets at March 31, 2023, and has a spot yield of 3.77% and an effective duration of approximately 4.0 years. Additionally, approximately 51% of our HTM securities are AAA rated and 37% are credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	March 31, 2023	% of Total	December 31, 2022	% of Total	March 31, 2022	% of Total
Demand, non-interest bearing	$3,487,517	19.7%	$1,885,045	10.4%	$4,594,428	28.0%
Demand, interest bearing	5,791,302	32.7	8,476,027	46.7	5,591,468	34.1
Total demand deposits	9,278,819	52.4	10,361,072	57.1	10,185,896	62.1
Savings	924,359	5.2	811,798	4.5	802,395	4.9
Money market	2,019,633	11.4	2,734,217	15.1	4,981,077	30.3
Time deposits	5,500,806	31.0	4,249,866	23.3	446,192	2.7
Total deposits	$17,723,617	100.0%	$18,156,953	100.0%	$16,415,560	100.0%
Total deposits decreased $433.3 million, or 2.4%, to $17.7 billion at March 31, 2023 as compared to the prior quarter. Importantly, non-interest bearing demand deposits increased $1.6 billion, or 85.0%, to $3.5 billion. Time deposits increased $1.3 billion, or 29.4%, to $5.5 billion and savings deposits increased $112.6 million, or 13.9%, to $924.4 million. These increases were offset by decreases in interest bearing demand deposits of $2.7 billion, or 31.7%, to $5.8 billion and money market deposits of $714.6 million, or 26.1%, to $2.0 billion. The total average cost of deposits increased by 59 basis points to 3.32% in Q1 2023 from 2.73% in the prior quarter primarily due to higher market interest rates and a shift in deposit mix. Total estimated uninsured deposits was $3.5 billion1, or 19% of total deposits (inclusive of accrued interest) at March 31, 2023. We are also highly focused on total deposits with contractual term to manage our liquidity profile and the funding of loans and securities.
Total deposits increased $1.3 billion, or 8.0%, to $17.7 billion at March 31, 2023 as compared to a year ago. Time deposits increased $5.1 billion to $5.5 billion. Interest bearing demand deposits increased $199.8 million, or 3.6%, to $5.8 billion. Savings deposits increased $122.0 million, or 15.2%, to $924.4 million. These increases were offset in part by decreases in money market deposits of $3.0 billion, or 59.5%, to $2.0 billion and non-interest bearing demand deposits of $1.1 billion, or 24.1%, to $3.5 billion. The total average cost of deposits increased by 299 basis points to 3.32% in Q1 2023 from 0.33% in the prior year primarily due to higher market interest rates and a shift in deposit mix.
1 Uninsured deposits of $3.9 billion less state and municipal deposits of $393.9 million collateralized by our line of credit from FHLB and from our affiliates of $54.9 million.

Borrowings
The following table presents the composition of our borrowings as of the dates indicated:

(Dollars in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Federal funds purchased	$—	$—	$700,000
FHLB advances	2,052,143	800,000	—
Senior notes	123,645	123,580	223,230
Subordinated debt	182,021	181,952	181,742
Total borrowings	$2,357,809	$1,105,532	$1,104,972
Total borrowings increased $1.3 billion, or 113.3%, to $2.4 billion at March 31, 2023 as compared to both the prior quarter and the year-ago quarter. This increase primarily resulted from increased FHLB borrowings to ensure ample cash on hand given the heightened liquidity risk in the banking system, particularly among regional banks in early March 2023. As of March 31, 2023, Customers' borrowing capacity with the FRB and FHLB was approximately $9.8 billion, of which $2.1 billion of available capacity was utilized in borrowings and $397.2 million was utilized to collateralize state and municipal deposits.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	March 31, 2023	December 31, 2022	March 31, 2022
Customers Bancorp, Inc.
Common Equity	$1,283,226	$1,265,167	$1,239,612
Tangible Common Equity*	$1,279,597	$1,261,538	$1,235,934
Common Equity to Total Assets	5.9%	6.1%	6.5%
Tangible Common Equity to Tangible Assets*	5.9%	6.0%	6.5%
Tangible Common Equity to Tangible Assets, excluding PPP*	6.0%	6.3%	7.3%
Book Value per common share	$41.08	$39.08	$37.61
Tangible Book Value per common share*	$40.96	$38.97	$37.50
Common equity Tier 1 capital ratio (1)	9.6%	9.6%	9.9%
Total risk based capital ratio (1)	12.3%	12.2%	12.9%

(1) Regulatory capital ratios as of March 31, 2023 are estimates.
*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp's common equity increased $18.1 million to $1.3 billion, and tangible common equity* increased $18.1 million to $1.3 billion, at March 31, 2023 compared to the prior quarter, respectively, primarily due to earnings of $50.3 million, and reduced unrealized losses on investment securities of $6.8 million (net of taxes) deferred in accumulated other comprehensive income ("AOCI"). These increases were offset in part by $39.8 million of common share repurchases during Q1 2023. Similarly, book value per common share increased to $41.08 from $39.08, and tangible book value per common share* increased to $40.96 from $38.97, at March 31, 2023 and December 31, 2022, respectively.
Customers Bancorp's common equity increased $43.6 million to $1.3 billion, and tangible common equity* increased $43.7 million to $1.3 billion, at March 31, 2023 compared to a year ago, respectively, as earnings of $193.8 million more than offset a negative impact to AOCI from increased unrealized losses on investment securities of $93.7 million (net of taxes). Similarly, book value per common share increased to $41.08 from $37.61, and tangible book value per common share* increased to $40.96 from $37.50, at March 31, 2023 and March 31, 2022, respectively.
At the Customers Bancorp level, the total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio ("TCE ratio"), excluding PPP loans*, were 12.3%, 5.9% and 6.0%, respectively, at March 31, 2023.

At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At March 31, 2023, estimated Tier 1 capital and total risk-based capital were 11.3% and 12.6%, respectively.
Even though Customers remains well capitalized by all regulatory measures, its goal is to increase its CET 1 ratio at year-end 2023 to be between 11.0% - 11.5%, up about 150 basis points over current levels. "It is prudent to moderate or even shrink our balance sheet in this uncertain environment and have strong capital ratios," stated Jay Sidhu.
Key Profitability Trends
Net Interest Income
Net interest income totaled $149.9 million in Q1 2023, an increase of $14.8 million from Q4 2022, primarily due to higher PPP net interest income of $16.9 million resulting from increased recognition of deferred fees of $18.0 million mainly driven by higher loan forgiveness and guarantee payments by the SBA in Q1 2023. Net interest income earned by the core bank* decreased $2.1 million over Q4 2022, reflecting a shift in funding mix and two less days in Q1 2023. The increase in interest income on investment securities and core loans* of $4.4 million and $20.9 million, respectively, mostly due to higher interest rates on investment securities and variable loans in our commercial loan verticals, were offset by higher expenses paid on deposits and other borrowings of $30.5 million from a shift in funding mix and higher interest rates during Q1 2023. Excluding PPP loans, average interest-earning assets increased $480.3 million. Interest-earning asset growth was primarily driven by increases in interest earning deposits, specialty lending and consumer installment loans held for sale, partially offset by decreases in commercial loans to mortgage companies due to lower mortgage activity from rising interest rates. Compared to Q4 2022, total loan yields increased 106 basis points to 6.70% primarily due to higher interest rates on variable rate loans in commercial loans. Excluding PPP loans, the Q1 2023 total loan yield* was 60 basis points higher than Q4 2022 reflecting increased interest rates and the variable rate nature of the loan portfolio.
Net interest income totaled $149.9 million in Q1 2023, a decrease of $14.8 million from Q1 2022, primarily due to lower PPP net interest income of $20.5 million resulting from reduced recognition of deferred fees of $8.1 million driven by lower loan forgiveness in Q1 2023 and increased funding costs of $7.2 million, reflecting increases in funding rates. This decrease was offset in part by increased net interest income earned by the core bank* of $5.7 million, up 4.4% over Q1 2022, including increased interest income on investment securities and core loans* of $27.0 million and $112.1 million, respectively, mostly due to higher average balances and interest rates on variable loans in specialty lending. In addition, higher expenses paid on deposits and other borrowings of $146.3 million resulted mainly from a shift in funding mix and higher interest rates during Q1 2023. Excluding PPP loans, average interest-earning assets increased $3.7 billion. Interest-earning asset growth was primarily driven by increases in C&I loans and leases, mostly in the variable rate low-to-no credit risk specialty lending verticals and multifamily loans, offset in part by decreases in commercial loans to mortgage companies due to lower mortgage activity from rising interest rates. Total consumer installment loans decreased in Q1 2023 as compared to Q1 2022, as installment loans held for investment decreased primarily for risk management purposes. Compared to Q1 2022, total loan yields increased 203 basis points to 6.70% primarily due to higher interest rates on variable rate loans in specialty lending, partially offset by lower PPP yields driven by lower deferred fee recognition. Excluding PPP loans, the Q1 2023 total loan yield* was 203 basis points higher than Q1 2022 reflecting increased interest rates and the variable rate nature of the loan portfolio.

Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2023	December 31, 2022		March 31, 2023	March 31, 2022
Commercial lease income	$9,326	$8,135	$1,191	$9,326	$5,895	$3,431
Loan fees	3,990	4,017	(27)	3,990	2,545	1,445
Bank-owned life insurance	2,647	1,975	672	2,647	8,326	(5,679)
Mortgage warehouse transactional fees	1,074	1,295	(221)	1,074	2,015	(941)
Gain (loss) on sale of SBA and other loans	—	—	—	—	1,507	(1,507)
Net gain (loss) on sale of investment securities	—	(16,937)	16,937	—	(1,063)	1,063
Legal settlement gain	—	7,519	(7,519)	—	—	—
Other	1,084	1,341	(257)	1,084	1,973	(889)
Total non-interest income	$18,121	$7,345	$10,776	$18,121	$21,198	$(3,077)

Non-interest income totaled $18.1 million for Q1 2023, an increase of $10.8 million compared to Q4 2022. The increase was primarily due to losses realized from the sale of investment securities of $16.9 million to rebalance the investment portfolio with higher interest-earning securities in Q4 2022, higher commercial lease income of $1.2 million from continued growth and death benefits paid by insurance carriers under the bank-owned life insurance policies of $0.7 million. These increases were partially offset by a $7.5 million gain from a court-approved settlement with a third party PPP service provider in Q4 2022.
Non-interest income totaled $18.1 million for Q1 2023, a decrease of $3.1 million compared to Q1 2022. The decrease was primarily due to lower death benefits paid by insurance carriers under the bank-owned life insurance policies of $5.7 million, reduced mortgage warehouse transactional fees from lower housing activity due to rising interest rates of $0.9 million, and reduced gains realized from sales of SBA loans of $1.5 million as there were no such sales in Q1 2023. These decreases were offset partially by increases in commercial lease income of $3.4 million and loan fees of $1.4 million resulting from continued growth and reduced losses on securities sales of $1.1 million as there were no such sales in Q1 2023.
Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2023	December 31, 2022		March 31, 2023	March 31, 2022
Salaries and employee benefits	$32,345	$29,194	$3,151	$32,345	$26,607	$5,738
Technology, communication and bank operations	16,589	18,604	(2,015)	16,589	24,068	(7,479)
Commercial lease depreciation	7,875	6,518	1,357	7,875	4,942	2,933
Professional services	7,596	6,825	771	7,596	6,956	640
Loan servicing	4,661	4,460	201	4,661	2,371	2,290
Occupancy	2,760	3,672	(912)	2,760	3,050	(290)
FDIC assessments, non-income taxes and regulatory fees	2,728	2,339	389	2,728	2,383	345
Advertising and promotion	1,049	1,111	(62)	1,049	315	734
Other	4,530	5,696	(1,166)	4,530	3,115	1,415
Total non-interest expense	$80,133	$78,419	$1,714	$80,133	$73,807	$6,326

The management of non-interest expenses remains a priority for us. However, this will not deter us from making investments in new technologies to support efficient and responsible growth in the future.

Non-interest expenses totaled $80.1 million in Q1 2023, an increase of $1.7 million compared to Q4 2022. The increase was primarily attributable to increased salaries and employee benefits of $3.2 million driven by higher payroll taxes, benefits and severance accruals and higher commercial lease depreciation of $1.4 million resulting from continued growth in our equipment finance business. These increases were offset in part by decreases of $2.0 million in deposit servicing-related expenses resulting from lower servicing fees and the discontinuation of interchange maintenance fees paid to BM Technologies offset in part by higher software-related expenses and reduced other expenses of $1.2 million primarily due to lower loan workout expenses.
Non-interest expenses totaled $80.1 million in Q1 2023, an increase of $6.3 million compared to Q1 2022. The increase was primarily attributable to increases of $5.7 million in salaries and employee benefits due to higher headcount, annual merit increases, severance accruals and SERP expenses, $2.9 million in commercial lease depreciation from continued growth, $2.3 million in loan servicing for portfolios serviced by third parties, $0.7 million in advertising and promotion mostly due to higher spending on media and advertising agencies for our deposit products and $1.4 million in other expenses mostly due to higher provision for credit losses on unfunded lending commitments and operating losses. These increases were offset in part by a decrease of $7.5 million in deposit servicing-related expenses mostly due to lower servicing fees and the discontinuation of interchange maintenance fees paid to BM Technologies, offset by higher software licenses, fees paid for software as a service and other technology-related expenses.
Taxes
Income tax expense increased by $7.4 million to $14.6 million in Q1 2023 from $7.1 million in Q4 2022 primarily due to higher pre-tax income.
Income tax expense decreased by $4.8 million to $14.6 million in Q1 2023 from $19.3 million in Q1 2022 primarily due to lower pre-tax income and increased income tax credits.
The effective tax rate for Q1 2023 was 21%. Customers expects the full-year 2023 effective tax rate to be approximately 22% to 24%.
Outlook
“Looking ahead, we will continue to moderate growth, or even reduce the size of the balance sheet, as we optimize the balance sheet and materially improve our capital ratios, maximize our efficiency ratio with prudent expense management, and continue to improve deposits and liquidity. We expect 2023 core loans to be essentially flat to down. Deposits are expected to remain relatively flat with a focus on improving our funding profile and reducing high cost deposits. We believe our net interest margin has troughed with expansion opportunities throughout the remainder of 2023. We expect net interest margin, excluding PPP* to increase throughout 2023 by about 20 basis points to 3.00% or higher. 2023 Core EPS (excluding PPP)* is still expected to be about $6.00 with a return on common equity of over 15%. Core non-interest expense* is expected to increase between 5% - 7% in 2023 and we are targeting a CET 1 ratio of approximately 11% - 11.5% by year-end 2023. We are focused on improving the quality of our balance sheet and deposit franchise, improving capital and liquidity, maintaining superior credit quality, expanding our net interest margin, and achieving our tangible book value guidance in excess of $45 by year-end 2023,” concluded Jay Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Webcast
Date:            Friday, April 28, 2023
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bancorp 1st Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $20 billion in assets, making it one of the 100 largest bank holding companies in the US. Through its primary subsidiary, Customers Bank, commercial and consumer clients benefit from a full suite of technology-enabled tailored product experience delivered by best-in-class customer service. A pioneer in Banking-as-a-Service and digital banking products, Customers Bank is one of the very few banks that provides a blockchain-based 24/7/365 digital payment solution. In addition to traditional lines such as C&I lending, commercial real estate lending, and multifamily lending, Customers Bank also provides a number of national corporate banking services to Specialty Lending clients. Major accolades include:
•#34 out of the 100 largest publicly traded banks in 2023 per Forbes;
•#64 on Fortune Magazine’s 2022 list of the 100 fastest growing companies in America;
•#6 in top-performing banks with assets between $10 billion and $50 billion in 2021 per American Banker; and
•#3 top-performing bank with over $10 billion in assets at year-end 2021 per S&P Global S&P Global Market Intelligence.
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2022, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q1 2023 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended March 31, 2023 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q1	Q4	Q3	Q2	Q1
	2023	2022	2022	2022	2022

GAAP Profitability Metrics:
Net income available to common shareholders	$50,265	$25,623	$61,364	$56,519	$74,896
Per share amounts:
Earnings per share - basic	$1.58	$0.79	$1.89	$1.73	$2.27
Earnings per share - diluted	$1.55	$0.77	$1.85	$1.68	$2.18
Book value per common share (1)	$41.08	$39.08	$38.46	$37.46	$37.61
CUBI stock price (1)	$18.52	$28.34	$29.48	$33.90	$52.14
CUBI stock price as % of book value (1)	45%	73%	77%	90%	139%
Average shares outstanding - basic	31,819,203	32,413,459	32,455,814	32,712,616	32,957,033
Average shares outstanding - diluted	32,345,017	33,075,422	33,226,607	33,579,013	34,327,065
Shares outstanding (1)	31,239,750	32,373,697	32,475,502	32,449,486	32,957,847
Return on average assets ("ROAA")	1.03%	0.55%	1.24%	1.17%	1.63%
Return on average common equity ("ROCE")	16.00%	8.05%	19.33%	18.21%	24.26%
Net interest margin, tax equivalent	2.96%	2.67%	3.16%	3.39%	3.60%
Efficiency ratio	47.71%	49.20%	50.00%	42.14%	39.42%
Non-GAAP Profitability Metrics (2):
Core earnings	$51,143	$39,368	$82,270	$59,367	$75,410
Adjusted pre-tax pre-provision net income	$89,282	$81,377	$100,994	$105,692	$112,649
Per share amounts:
Core earnings per share - diluted	$1.58	$1.19	$2.48	$1.77	$2.20
Tangible book value per common share (1)	$40.96	$38.97	$38.35	$37.35	$37.50
CUBI stock price as % of tangible book value (1)	45%	73%	77%	91%	139%
Core ROAA	1.05%	0.81%	1.64%	1.23%	1.64%
Core ROCE	16.28%	12.36%	25.91%	19.13%	24.43%
Adjusted ROAA - pre-tax and pre-provision	1.72%	1.56%	1.95%	2.11%	2.39%
Adjusted ROCE - pre-tax and pre-provision	27.33%	24.59%	31.01%	33.37%	35.89%
Net interest margin, tax equivalent, excluding PPP loans	2.80%	2.87%	3.18%	3.32%	3.32%
Core efficiency ratio	47.09%	49.12%	42.57%	41.74%	39.47%
Asset Quality:
Net charge-offs	$18,651	$27,164	$18,497	$13,481	$7,226
Annualized net charge-offs to average total loans and leases	0.49%	0.70%	0.47%	0.36%	0.21%
Non-performing loans ("NPLs") to total loans and leases (1)	0.21%	0.19%	0.18%	0.18%	0.31%
Reserves to NPLs (1)	405.56%	425.95%	466.34%	557.76%	333.15%
Non-performing assets ("NPAs") to total assets	0.15%	0.15%	0.14%	0.14%	0.23%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	11.3%	11.21%	11.42%	11.46%	11.60%
Tier 1 capital to risk-weighted assets	11.3%	11.21%	11.42%	11.46%	11.60%
Total capital to risk-weighted assets	12.6%	12.40%	12.65%	12.91%	13.03%
Tier 1 capital to average assets (leverage ratio)	8.1%	8.15%	8.10%	8.09%	8.21%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q1 2023 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of March 31, 2023, our regulatory capital ratios reflected 50%, or $30.8 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)
	Q1	Q4	Q3	Q2	Q1
	2023	2022	2022	2022	2022
Interest income:
Loans and leases	$244,212	$217,471	$200,438	$168,920	$157,120
Investment securities	47,316	42,953	30,546	25,442	20,295
Loans held for sale	11,701	1,269	19	21	55
Interest earning deposits	10,395	6,754	2,949	919	330
Other	1,321	1,200	1,964	1,032	5,676
Total interest income	314,945	269,647	235,916	196,334	183,476

Interest expense:
Deposits	143,930	124,366	65,380	22,781	13,712
FHLB advances	10,370	4,464	4,684	2,316	—
FRB advances	6,286	—	—	—	—
Subordinated debt	2,689	2,688	2,689	2,689	2,689
Other borrowings	1,771	2,992	4,131	3,696	2,376
Total interest expense	165,046	134,510	76,884	31,482	18,777
Net interest income	149,899	135,137	159,032	164,852	164,699
Provision (benefit) for credit losses	19,603	28,216	(7,994)	23,847	15,997
Net interest income after provision (benefit) for credit losses	130,296	106,921	167,026	141,005	148,702

Non-interest income:
Commercial lease income	9,326	8,135	7,097	6,592	5,895
Loan fees	3,990	4,017	3,008	2,618	2,545
Bank-owned life insurance	2,647	1,975	3,449	1,947	8,326
Mortgage warehouse transactional fees	1,074	1,295	1,545	1,883	2,015
Gain (loss) on sale of SBA and other loans	—	—	106	1,542	1,507
Gain (loss) on sale of consumer installment loans	—	—	(23,465)	—	—
Net gain (loss) on sale of investment securities	—	(16,937)	(2,135)	(3,029)	(1,063)
Legal settlement gain	—	7,519	—	—	—
Other	1,084	1,341	1,378	1,193	1,973
Total non-interest income	18,121	7,345	(9,017)	12,746	21,198

Non-interest expense:
Salaries and employee benefits	32,345	29,194	31,230	25,334	26,607
Technology, communication and bank operations	16,589	18,604	19,588	22,738	24,068
Commercial lease depreciation	7,875	6,518	5,966	5,552	4,942
Professional services	7,596	6,825	6,269	7,415	6,956
Loan servicing	4,661	4,460	3,851	4,341	2,371
Occupancy	2,760	3,672	2,605	4,279	3,050
FDIC assessments, non-income taxes and regulatory fees	2,728	2,339	2,528	1,619	2,383
Advertising and promotion	1,049	1,111	762	353	315
Other	4,530	5,696	3,399	4,574	3,115
Total non-interest expense	80,133	78,419	76,198	76,205	73,807
Income before income tax expense	68,284	35,847	81,811	77,546	96,093
Income tax expense	14,563	7,136	17,899	18,896	19,332
Net income	53,721	28,711	63,912	58,650	76,761
Preferred stock dividends	3,456	3,088	2,548	2,131	1,865
Net income available to common shareholders	$50,265	$25,623	$61,364	$56,519	$74,896

Basic earnings per common share	$1.58	$0.79	$1.89	$1.73	$2.27
Diluted earnings per common share	1.55	0.77	1.85	1.68	2.18

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$77,251	$58,025	$41,520	$66,703	$55,515
Interest earning deposits	1,969,434	397,781	362,945	178,475	219,085
Cash and cash equivalents	2,046,685	455,806	404,465	245,178	274,600
Investment securities, at fair value	2,926,969	2,987,500	2,943,694	3,144,882	4,169,853
Investment securities held to maturity	870,294	840,259	886,294	495,039	—
Loans held for sale	424,057	328,312	5,224	6,595	3,003
Loans receivable, mortgage warehouse, at fair value	1,247,367	1,323,312	1,569,090	1,874,603	1,755,758
Loans receivable, PPP	246,258	998,153	1,154,632	1,570,160	2,195,902
Loans and leases receivable	13,145,352	13,144,894	12,607,742	12,212,995	10,118,855
Allowance for credit losses on loans and leases	(130,281)	(130,924)	(130,197)	(156,530)	(145,847)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	14,508,696	15,335,435	15,201,267	15,501,228	13,924,668
FHLB, Federal Reserve Bank, and other restricted stock	124,733	74,196	64,112	74,626	54,553
Accrued interest receivable	123,754	123,374	107,621	98,727	94,669
Bank premises and equipment, net	8,581	9,025	6,610	6,755	8,233
Bank-owned life insurance	339,607	338,441	336,130	335,153	332,239
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,678
Other assets	374,609	400,135	408,575	340,184	298,212
Total assets	$21,751,614	$20,896,112	$20,367,621	$20,251,996	$19,163,708

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$3,487,517	$1,885,045	$2,993,793	$4,683,030	$4,594,428
Interest bearing deposits	14,236,100	16,271,908	14,528,645	12,261,689	11,821,132
Total deposits	17,723,617	18,156,953	17,522,438	16,944,719	16,415,560
Federal funds purchased	—	—	365,000	770,000	700,000
FHLB advances	2,052,143	800,000	500,000	635,000	—
Other borrowings	123,645	123,580	123,515	123,450	223,230
Subordinated debt	182,021	181,952	181,882	181,812	181,742
Accrued interest payable and other liabilities	249,168	230,666	287,855	243,625	265,770
Total liabilities	20,330,594	19,493,151	18,980,690	18,898,606	17,786,302

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	35,258	35,012	34,948	34,922	34,882
Additional paid in capital	552,255	551,721	549,066	545,670	542,402
Retained earnings	974,399	924,134	898,511	837,147	780,628
Accumulated other comprehensive income (loss), net	(156,276)	(163,096)	(156,126)	(124,881)	(62,548)
Treasury stock, at cost	(122,410)	(82,604)	(77,262)	(77,262)	(55,752)
Total shareholders' equity	1,421,020	1,402,961	1,386,931	1,353,390	1,377,406
Total liabilities and shareholders' equity	$21,751,614	$20,896,112	$20,367,621	$20,251,996	$19,163,708

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$914,149	$10,395	4.61%	$693,563	$6,754	3.86%	$826,240	$329	0.16%
Investment securities (1)	4,031,247	47,316	4.69%	4,061,555	42,953	4.23%	4,036,966	20,295	2.01%
Loans and leases:
Commercial & industrial:
Specialty lending loans and leases (2)	5,694,168	103,688	7.38%	5,529,567	90,885	6.52%	2,730,990	23,391	3.47%
Other commercial & industrial loans (2)	1,705,205	25,570	6.08%	1,670,000	22,796	5.42%	1,393,418	13,268	3.86%
Commercial loans to mortgage companies	1,262,139	17,412	5.59%	1,376,760	17,701	5.10%	1,836,647	14,006	3.09%
Multifamily loans	2,206,600	20,470	3.76%	2,235,885	22,481	3.99%	1,531,846	13,766	3.64%
Loans receivable, PPP	889,235	23,551	10.74%	1,065,919	7,249	2.70%	2,641,318	36,894	5.66%
Non-owner occupied commercial real estate loans	1,449,722	20,199	5.65%	1,430,420	18,536	5.14%	1,312,210	12,207	3.77%
Residential mortgages	542,909	5,598	4.18%	524,344	5,462	4.13%	416,417	3,680	3.58%
Installment loans	1,727,995	39,425	9.25%	1,555,108	33,630	8.58%	1,794,145	39,963	9.03%
Total loans and leases (3)	15,477,973	255,913	6.70%	15,388,003	218,740	5.64%	13,656,991	157,175	4.67%
Other interest-earning assets	91,308	1,321	5.87%	67,907	1,200	7.01%	52,111	5,677	NM(6)
Total interest-earning assets	20,514,677	314,945	6.21%	20,211,028	269,647	5.30%	18,572,308	183,476	4.00%
Non-interest-earning assets	538,243			506,334			557,022
Total assets	$21,052,920			$20,717,362			$19,129,330
Liabilities
Interest checking accounts	$7,494,379	$70,485	3.81%	$8,536,962	$70,041	3.26%	$5,769,372	$7,730	0.54%
Money market deposit accounts	2,470,004	20,783	3.41%	3,094,206	21,220	2.72%	4,880,051	4,674	0.39%
Other savings accounts	822,312	6,286	3.10%	669,466	3,368	2.00%	880,113	784	0.36%
Certificates of deposit	4,504,333	46,376	4.18%	3,259,801	29,737	3.62%	450,644	524	0.47%
Total interest-bearing deposits (4)	15,291,028	143,930	3.82%	15,560,435	124,366	3.17%	11,980,180	13,712	0.46%
Federal funds purchased	15,333	188	4.97%	151,467	1,437	3.76%	88,611	73	0.33%
Borrowings	1,788,116	20,928	4.75%	819,032	8,707	4.22%	532,610	4,992	3.80%
Total interest-bearing liabilities	17,094,477	165,046	3.91%	16,530,934	134,510	3.23%	12,601,401	18,777	0.60%
Non-interest-bearing deposits (4)	2,299,295			2,514,316			4,900,983
Total deposits and borrowings	19,393,772		3.45%	19,045,250		2.80%	17,502,384		0.43%
Other non-interest-bearing liabilities	247,575			271,129			237,131
Total liabilities	19,641,347			19,316,379			17,739,515
Shareholders' equity	1,411,573			1,400,983			1,389,815
Total liabilities and shareholders' equity	$21,052,920			$20,717,362			$19,129,330
Net interest income		149,899			135,137			164,699
Tax-equivalent adjustment		375			342			239
Net interest earnings		$150,274			$135,479			$164,938
Interest spread			2.76%			2.50%			3.57%
Net interest margin			2.95%			2.66%			3.59%
Net interest margin tax equivalent			2.96%			2.67%			3.60%
Net interest margin tax equivalent excl. PPP (5)			2.80%			2.87%			3.32%

				(continued)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 3.32%, 2.73% and 0.33% for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, presented to approximate interest income as a taxable asset and excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

(6) Not meaningful.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialty lending	$5,519,176	$5,412,887	$5,103,974	$4,599,640	$2,973,544
Other commercial & industrial	1,168,161	1,135,336	1,064,332	1,037,444	947,895
Multifamily	2,195,211	2,213,019	2,263,268	2,008,784	1,705,027
Loans to mortgage companies	1,374,894	1,447,919	1,708,587	1,975,189	1,830,121
Commercial real estate owner occupied	895,314	885,339	726,670	710,577	701,893
Loans receivable, PPP	246,258	998,153	1,154,632	1,570,160	2,195,902
Commercial real estate non-owner occupied	1,245,248	1,290,730	1,263,211	1,152,869	1,140,311
Construction	188,123	162,009	136,133	195,687	161,024
Total commercial loans and leases	12,832,385	13,545,392	13,420,807	13,250,350	11,655,717
Consumer:
Residential	494,815	497,952	465,772	457,768	466,423
Manufactured housing	43,272	45,076	46,990	48,570	50,669
Installment:
Personal	849,420	964,641	1,056,432	1,613,628	1,584,011
Other	419,085	413,298	341,463	287,442	313,695
Total installment loans	1,268,505	1,377,939	1,397,895	1,901,070	1,897,706
Total consumer loans	1,806,592	1,920,967	1,910,657	2,407,408	2,414,798
Total loans and leases held for investment	$14,638,977	$15,466,359	$15,331,464	$15,657,758	$14,070,515

Loans held for sale
Commercial:
Multifamily	$4,051	$4,079	$4,108	$4,136	$—
Commercial real estate non-owner occupied	16,000	—	—	—	—
Total commercial loans and leases	20,051	4,079	4,108	4,136	—
Consumer:
Residential	821	829	1,116	2,459	3,003
Installment:
Personal	307,336	133,801	—	—	—
Other	95,849	189,603	—	—	—
Total installment loans	403,185	323,404	—	—	—
Total consumer loans	404,006	324,233	1,116	2,459	3,003
Total loans held for sale	$424,057	$328,312	$5,224	$6,595	$3,003

Total loans and leases portfolio	$15,063,034	$15,794,671	$15,336,688	$15,664,353	$14,073,518

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

Demand, non-interest bearing	$3,487,517	$1,885,045	$2,993,793	$4,683,030	$4,594,428
Demand, interest bearing	5,791,302	8,476,027	7,124,663	6,644,398	5,591,468
Total demand deposits	9,278,819	10,361,072	10,118,456	11,327,428	10,185,896
Savings	924,359	811,798	592,002	640,062	802,395
Money market	2,019,633	2,734,217	4,913,967	4,254,205	4,981,077
Time deposits	5,500,806	4,249,866	1,898,013	723,024	446,192
Total deposits	$17,723,617	$18,156,953	$17,522,438	$16,944,719	$16,415,560

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of March 31, 2023					As of December 31, 2022					As of March 31, 2022
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialty lending (1)	$6,814,864	$3,886	$20,050	0.06%	515.95%	$6,672,830	$1,761	$17,582	0.03%	998.41%	$3,995,802	$5,490	$10,765	0.14%	196.08%
Multifamily	2,195,211	881	15,084	0.04%	1712.15%	2,213,019	1,143	14,541	0.05%	1272.18%	1,705,027	17,869	7,437	1.05%	41.62%
Commercial real estate owner occupied	895,314	3,621	8,472	0.40%	233.97%	885,339	2,768	6,454	0.31%	233.16%	701,893	2,191	3,841	0.31%	175.31%
Commercial real estate non-owner occupied	1,245,248	—	11,032	—%	—%	1,290,730	—	11,219	—%	—%	1,140,311	1,302	5,955	0.11%	457.37%
Construction	188,123	—	2,336	—%	—%	162,009	—	1,913	—%	—%	161,024	—	939	—%	—%
Total commercial loans and leases receivable	11,338,760	8,388	56,974	0.07%	679.23%	11,223,927	5,672	51,709	0.05%	911.65%	7,704,057	26,852	28,937	0.35%	107.76%
Residential	494,815	6,473	6,853	1.31%	105.87%	497,952	6,922	6,094	1.39%	88.04%	466,423	8,124	4,685	1.74%	57.67%
Manufactured housing	43,272	2,568	4,339	5.93%	168.96%	45,076	2,410	4,430	5.35%	183.82%	50,669	3,430	4,342	6.77%	126.59%
Installment	1,268,505	8,720	62,115	0.69%	712.33%	1,377,939	9,527	68,691	0.69%	721.01%	1,897,706	4,865	107,883	0.26%	2217.53%
Total consumer loans receivable	1,806,592	17,761	73,307	0.98%	412.74%	1,920,967	18,859	79,215	0.98%	420.04%	2,414,798	16,419	116,910	0.68%	712.04%
Loans and leases receivable (1)	13,145,352	26,149	130,281	0.20%	498.23%	13,144,894	24,531	130,924	0.19%	533.71%	10,118,855	43,271	145,847	0.43%	337.05%
Loans receivable, PPP	246,258	—	—	—%	—%	998,153	—	—	—%	—%	2,195,902	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	1,247,367	—	—	—%	—%	1,323,312	—	—	—%	—%	1,755,758	—	—	—%	—%
Total loans held for sale	424,057	5,975	—	1.41%	—%	328,312	6,206	—	1.89%	—%	3,003	507	—	16.88%	—%
Total portfolio	$15,063,034	$32,124	$130,281	0.21%	405.56%	$15,794,671	$30,737	$130,924	0.19%	425.95%	$14,073,518	$43,778	$145,847	0.31%	333.15%
(1) Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2023	2022	2022	2022	2022
Loan type
Commercial & industrial, including specialty lending (1)	$(71)	$12,960	$2,581	$(416)	$(59)
Multifamily	—	—	—	1,990	(337)
Commercial real estate owner occupied	—	(2)	—	(42)	(7)
Commercial real estate non-owner occupied	4,234	972	4,831	159	(8)
Construction	(116)	(10)	(10)	(103)	(113)
Residential	(2)	7	(13)	(39)	(2)
Installment	14,606	13,237	11,108	11,932	7,752
Total net charge-offs (recoveries) from loans held for investment	$18,651	$27,164	$18,497	$13,481	$7,226

(1)    Includes $11.0 million of one-time charge-offs from certain loans originated under the PPP program that were subsequently determined to be ineligible for SBA forgiveness and guarantee and were deemed uncollectible during the three months ended December 31, 2022.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp
	Q1 2023		Q4 2022		Q3 2022		Q2 2022		Q1 2022
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$50,265	$1.55	$25,623	$0.77	$61,364	$1.85	$56,519	$1.68	$74,896	$2.18
Reconciling items (after tax):
Severance expense	637	0.02	—	—	1,058	0.03	—	—	—	—
Impairments on fixed assets and leases	86	0.00	—	—	126	0.00	705	0.02	220	0.01
Loss on sale of consumer installment loans	—	—	—	—	18,221	0.55	—	—	—	—
(Gains) losses on investment securities	(49)	0.00	13,543	0.41	1,859	0.06	2,494	0.07	1,030	0.03
Derivative credit valuation adjustment	204	0.01	202	0.01	(358)	(0.01)	(351)	(0.01)	(736)	(0.02)
Core earnings	$51,143	$1.58	$39,368	$1.19	$82,270	$2.48	$59,367	$1.77	$75,410	$2.20

Core Earnings, excluding PPP - Customers Bancorp
	Q1 2023		Q4 2022		Q3 2022		Q2 2022		Q1 2022
(Dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$50,265	$1.55	$25,623	$0.77	$61,364	$1.85	$56,519	$1.68	$74,896	$2.18
Less: PPP net income (loss) (after tax)	9,606	0.30	(5,956)	(0.18)	5,846	0.18	13,066	0.39	24,713	0.72
Net income to common shareholders, excluding PPP	40,659	1.26	31,579	0.95	55,518	1.67	43,453	1.29	50,183	1.46
Reconciling items (after tax):
Severance expense	637	0.02	—	—	1,058	0.03	—	—	—	—
Impairments on fixed assets and leases	86	0.00	—	—	126	0.00	705	0.02	220	0.01
Loss on sale of consumer installment loans	—	—	—	—	18,221	0.55	—	—	—	—
(Gains) losses on investment securities	(49)	0.00	13,543	0.41	1,859	0.06	2,494	0.07	1,030	0.03
Derivative credit valuation adjustment	204	0.01	202	0.01	(358)	(0.01)	(351)	(0.01)	(736)	(0.02)
Core earnings, excluding PPP	$41,537	$1.28	$45,324	$1.37	$76,424	$2.30	$46,301	$1.38	$50,697	$1.48

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net income	$53,721	$28,711	$63,912	$58,650	$76,761
Reconciling items (after tax):
Severance expense	637	—	1,058	—	—
Impairments on fixed assets and leases	86	—	126	705	220
Loss on sale of consumer installment loans	—	—	18,221	—	—
(Gains) losses on investment securities	(49)	13,543	1,859	2,494	1,030
Derivative credit valuation adjustment	204	202	(358)	(351)	(736)
Core net income	$54,599	$42,456	$84,818	$61,498	$77,275

Average total assets	$21,052,920	$20,717,362	$20,514,366	$20,056,020	$19,129,330

Core return on average assets	1.05%	0.81%	1.64%	1.23%	1.64%

Core Return on Average Assets, excluding PPP - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net income	$53,721	$28,711	$63,912	$58,650	$76,761
Less: PPP net income (loss) (after tax)	9,606	(5,956)	5,846	13,066	24,713
Net income, excluding PPP	44,115	34,667	58,066	45,584	52,048
Reconciling items (after tax):
Severance expense	637	—	1,058	—	—
Impairments on fixed assets and leases	86	—	126	705	220
Loss on sale of consumer installment loans	—	—	18,221	—	—
(Gains) losses on investment securities	(49)	13,543	1,859	2,494	1,030
Derivative credit valuation adjustment	204	202	(358)	(351)	(736)
Core net income, excluding PPP	$44,993	$48,412	$78,972	$48,432	$52,562

Average total assets	$21,052,920	$20,717,362	$20,514,366	$20,056,020	$19,129,330

Core return on average assets, excluding PPP	0.87%	0.93%	1.53%	0.97%	1.11%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net income	$53,721	$28,711	$63,912	$58,650	$76,761
Reconciling items:
Income tax expense	14,563	7,136	17,899	18,896	19,332
Provision (benefit) for credit losses	19,603	28,216	(7,994)	23,847	15,997
Provision (benefit) for credit losses on unfunded commitments	280	153	254	608	(109)
Severance expense	809	—	1,363	—	—
Impairments on fixed assets and leases	109	—	162	914	286
Loss on sale of consumer installment loans	—	—	23,465	—	—
(Gains) losses on investment securities	(62)	16,909	2,394	3,232	1,339
Derivative credit valuation adjustment	259	252	(461)	(455)	(957)
Adjusted net income - pre-tax pre-provision	$89,282	$81,377	$100,994	$105,692	$112,649

Average total assets	$21,052,920	$20,717,362	$20,514,366	$20,056,020	$19,129,330

Adjusted ROAA - pre-tax pre-provision	1.72%	1.56%	1.95%	2.11%	2.39%

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision, excluding PPP - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net income	$53,721	$28,711	$63,912	$58,650	$76,761
Less: PPP net income (loss) (after tax)	9,606	(5,956)	5,846	13,066	24,713
Net income, excluding PPP	44,115	34,667	58,066	45,584	52,048
Reconciling items:
Income tax expense	14,563	7,136	17,899	18,896	19,332
Provision (benefit) for credit losses	19,603	28,216	(7,994)	23,847	15,997
Provision (benefit) for credit losses on unfunded commitments	280	153	254	608	(109)
Severance expense	809	—	1,363	—	—
Impairments on fixed assets and leases	109	—	162	914	286
Loss on sale of consumer installment loans	—	—	23,465	—	—
(Gains) losses on investment securities	(62)	16,909	2,394	3,232	1,339
Derivative credit valuation adjustment	259	252	(461)	(455)	(957)
Adjusted net income - pre-tax pre-provision, excluding PPP	$79,676	$87,333	$95,148	$92,626	$87,936

Average total assets	$21,052,920	$20,717,362	$20,514,366	$20,056,020	$19,129,330

Adjusted ROAA - pre-tax pre-provision, excluding PPP	1.53%	1.67%	1.84%	1.85%	1.86%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net income to common shareholders	$50,265	$25,623	$61,364	$56,519	$74,896
Reconciling items (after tax):
Severance expense	637	—	1,058	—	—
Impairments on fixed assets and leases	86	—	126	705	220
Loss on sale of consumer installment loans	—	—	18,221	—	—
(Gains) losses on investment securities	(49)	13,543	1,859	2,494	1,030
Derivative credit valuation adjustment	204	202	(358)	(351)	(736)
Core earnings	$51,143	$39,368	$82,270	$59,367	$75,410

Average total common shareholders' equity	$1,273,780	$1,263,190	$1,259,711	$1,244,819	$1,252,022

Core return on average common equity	16.28%	12.36%	25.91%	19.13%	24.43%

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net income to common shareholders	$50,265	$25,623	$61,364	$56,519	$74,896
Reconciling items:
Income tax expense	14,563	7,136	17,899	18,896	19,332
Provision (benefit) for credit losses	19,603	28,216	(7,994)	23,847	15,997
Provision (benefit) for credit losses on unfunded commitments	280	153	254	608	(109)
Severance expense	809	—	1,363	—	—
Impairments on fixed assets and leases	109	—	162	914	286
Loss on sale of consumer installment loans	—	—	23,465	—	—
(Gains) losses on investment securities	(62)	16,909	2,394	3,232	1,339
Derivative credit valuation adjustment	259	252	(461)	(455)	(957)
Pre-tax pre-provision adjusted net income available to common shareholders	$85,826	$78,289	$98,446	$103,561	$110,784

Average total common shareholders' equity	$1,273,780	$1,263,190	$1,259,711	$1,244,819	$1,252,022

Adjusted ROCE - pre-tax pre-provision	27.33%	24.59%	31.01%	33.37%	35.89%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net interest income	$149,899	$135,137	$159,032	$164,852	$164,699
PPP net interest (income) expense	(14,106)	2,791	(9,632)	(18,946)	(34,615)
Tax-equivalent adjustment	375	342	334	270	239
Net interest income, tax equivalent, excluding PPP	$136,168	$138,270	$149,734	$146,176	$130,323

GAAP average total interest earning assets	$20,514,677	$20,211,028	$20,021,455	$19,525,936	$18,572,308
Average PPP loans	(889,235)	(1,065,919)	(1,349,403)	(1,863,429)	(2,641,318)
Adjusted average total interest earning assets, excluding PPP	$19,625,442	$19,145,109	$18,672,052	$17,662,507	$15,930,990

Net interest margin, tax equivalent, excluding PPP	2.80%	2.87%	3.18%	3.32%	3.32%

Loan Yield, excluding PPP
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Interest income on loans and leases	$255,913	$218,740	$200,457	$168,941	$157,175

PPP interest income	(23,551)	(7,249)	(14,666)	(20,572)	(36,894)
Interest income on core loans (Loans and leases, excluding PPP)	$232,362	$211,491	$185,791	$148,369	$120,281

Average total loans and leases	$15,477,973	$15,388,003	$15,653,983	$14,918,498	$13,656,991
Average PPP loans	(889,235)	(1,065,919)	(1,349,403)	(1,863,429)	(2,641,318)
Adjusted average total loans and leases	$14,588,738	$14,322,084	$14,304,580	$13,055,069	$11,015,673

Loan yield, excluding PPP	6.46%	5.86%	5.15%	4.56%	4.43%

Core Efficiency Ratio - Customers Bancorp
(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP net interest income	$149,899	$135,137	$159,032	$164,852	$164,699

GAAP non-interest income	$18,121	$7,345	$(9,017)	$12,746	$21,198
Loss on sale of consumer installment loans	—	—	23,465	—	—
(Gains) losses on investment securities	(62)	16,909	2,394	3,232	1,339
Derivative credit valuation adjustment	259	252	(461)	(455)	(957)
Core non-interest income	18,318	24,506	16,381	15,523	21,580
Core revenue	$168,217	$159,643	$175,413	$180,375	$186,279

GAAP non-interest expense	$80,133	$78,419	$76,198	$76,205	$73,807
Severance expense	(809)	—	(1,363)	—	—
Impairments on fixed assets and leases	(109)	—	(162)	(914)	(286)
Core non-interest expense	$79,215	$78,419	$74,673	$75,291	$73,521

Core efficiency ratio (1)	47.09%	49.12%	42.57%	41.74%	39.47%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP total shareholders' equity	$1,421,020	$1,402,961	$1,386,931	$1,353,390	$1,377,406
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,678)
Tangible common equity	$1,279,597	$1,261,538	$1,245,508	$1,211,967	$1,235,934

GAAP total assets	$21,751,614	$20,896,112	$20,367,621	$20,251,996	$19,163,708
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,678)
Tangible assets	$21,747,985	$20,892,483	$20,363,992	$20,248,367	$19,160,030

Tangible common equity to tangible assets	5.9%	6.0%	6.1%	6.0%	6.5%

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP total shareholders' equity	$1,421,020	$1,402,961	$1,386,931	$1,353,390	$1,377,406
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,678)
Tangible common equity	$1,279,597	$1,261,538	$1,245,508	$1,211,967	$1,235,934

GAAP total assets	$21,751,614	$20,896,112	$20,367,621	$20,251,996	$19,163,708
Loans receivable, PPP	(246,258)	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)
Total assets, excluding PPP	$21,505,356	$19,897,959	$19,212,989	$18,681,836	$16,967,806
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,678)
Tangible assets, excluding PPP	$21,501,727	$19,894,330	$19,209,360	$18,678,207	$16,964,128

Tangible common equity to tangible assets, excluding PPP	6.0%	6.3%	6.5%	6.5%	7.3%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands except share and per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
GAAP total shareholders' equity	$1,421,020	$1,402,961	$1,386,931	$1,353,390	$1,377,406
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,678)
Tangible common equity	$1,279,597	$1,261,538	$1,245,508	$1,211,967	$1,235,934

Common shares outstanding	31,239,750	32,373,697	32,475,502	32,449,486	32,957,847

Tangible book value per common share	$40.96	$38.97	$38.35	$37.35	$37.50

Core Loans (Total Loans and Leases, excluding PPP)

(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Total loans and leases	$15,063,034	$15,794,671	$15,336,688	$15,664,353	$14,073,518

Loans receivable, PPP	(246,258)	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)
Core Loans (Total loans and leases, excluding PPP)	$14,816,776	$14,796,518	$14,182,056	$14,094,193	$11,877,616

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Loans Held for Investment (Total Loans and Leases Held for Investment, excluding PPP)

(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Total loans and leases, held for investment	$14,638,977	$15,466,359	$15,331,464	$15,657,758	$14,070,515

Loans receivable, PPP	(246,258)	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)
Core Loans Held for Investment (Total loans and leases held for investment, excluding PPP)	$14,392,719	$14,468,206	$14,176,832	$14,087,598	$11,874,613

Total Assets, excluding PPP

(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Total assets	$21,751,614	$20,896,112	$20,367,621	$20,251,996	$19,163,708

Loans receivable, PPP	(246,258)	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)
Total assets, excluding PPP	$21,505,356	$19,897,959	$19,212,989	$18,681,836	$16,967,806

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP

(Dollars in thousands except per share data)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Loans and leases receivable	$13,391,610	$14,143,047	$13,762,374	$13,783,155	$12,314,757

Loans receivable, PPP	(246,258)	(998,153)	(1,154,632)	(1,570,160)	(2,195,902)
Loans and leases held for investment, excluding PPP	$13,145,352	$13,144,894	$12,607,742	$12,212,995	$10,118,855

Allowance for credit losses on loans and leases	$130,281	$130,924	$130,197	$156,530	$145,847

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	0.99%	1.00%	1.03%	1.28%	1.44%